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Exhibit 21

Subsidiaries of the Registrant
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                               STATE OF            DOING
NAME                           INCORPORATION       BUSINESS AS NAME
----                           -------------       ----------------

Street Retail, Inc.            Maryland            Street Retail, Inc.